December 28, 2004



The Board of Directors
PhotoWorks, Inc.
1260 16th Avenue West
Seattle, Washington 98119-3401

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished to PhotoWorks, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 500,000 shares (the "Shares") of common stock, par value $.01 (the" Common Stock"), issuable by the Company under the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan (the "Plan") and 750,000 shares of Common Stock issuable under a non-qualified stock option agreement between the Company and Philippe Sanchez dated October 17, 2003 (the "Agreement").

         We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Plan, the Agreement and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards made under the Plan and pursuant to the Agreement. We have made such other factual inquiries as we deemed necessary to render this opinion.

         Based upon the foregoing and in reliance thereon, it is our opinion that the reservation for issuance of the Shares pursuant to the Plan and the Agreement has been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Plan and related agreements, or in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and non-assessable.

         We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

         We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

                                    Very truly yours,



                                /s/ HELLER EHRMAN WHITE & McAULIFFE LLP